UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2013

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐    Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐    Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On January 15, 2013, TravelCenters of America LLC, or we, our or the Company, completed the issuance and sale of $110 million aggregate principal amount of our 8.25% Senior Notes due 2028, or the Notes, including $10 million aggregate principal amount issued and sold pursuant to the partial exercise of the underwriters’ overallotment option, in an underwritten public offering, or Offering, pursuant to the previously disclosed underwriting agreement with Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as the representatives of the several underwriters named therein, as described in the prospectus supplement of the Company dated January 8, 2013, filed on January 9, 2013 pursuant to the Company’s registration statement on Form S-3, Registration No. 333-181182.  Following the partial exercise of the overallotment option, the underwriters have a remaining option to purchase up to an additional $5 million aggregate principal amount of Notes within 30 days of the date of the underwriting agreement solely to cover overallotments, if any.

In connection with the closing of the Offering, on January 15, 2013, the Company entered into the Indenture and the First Supplemental Indenture thereto, each dated as of January 15, 2013, with U.S. Bank National Association, as Trustee.  The Notes were issued under the Indenture, as supplemented and amended by the First Supplemental Indenture.  The Notes are our senior unsecured obligations and have no financial covenants.  The Notes bear interest at 8.25% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013.  The Notes will mature (unless previously redeemed) on January 15, 2028.  We may, at our option, at any time on or after January 15, 2016, redeem some or all of the Notes by paying 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest, if any, to, but not including, the redemption date.

The Indenture does not contain any limit on the amount of indebtedness we may incur.  We may issue additional debt from time to time, including additional Notes or other debt pursuant to the Indenture.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Indenture, the First Supplemental Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture, First Supplemental Indenture and form of Note, which are filed as Exhibit 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

4.1                               Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (Filed Herewith)

4.2                               First Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (Filed Herewith)

4.3                               Form of 8.25% Senior Notes due 2028 (Contained in Exhibit 4.2)

5.1                               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the validity of the securities being offered (Filed Herewith)

23.1                        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Date: January 15, 2013

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (Filed Herewith)

4.2	First Supplemental Indenture by and between TravelCenters of America LLC and U.S. Bank National Association, as trustee, dated as of January 15, 2013 (Filed Herewith)

4.3	Form of 8.25% Senior Notes due 2028 (Contained in Exhibit 4.2)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the validity of the securities being offered (Filed Herewith)

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Contained in Exhibit 5.1)